                                                                 EXHIBIT (a)(38)

                    AMERICAN CENTURY CAPITAL PORFOLIOS, INC.

                            CERTIFICATE OF CORRECTION
                            TO ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY CAPITAL  PORTFOLIOS,  INC., a Maryland  corporation  whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     1. This Certificate of Correction is filed to correct a typographical error in the Corporation's Articles Supplementary.

     2. Said Articles  Supplementary  were filed by the Corporation on April 18,
2007.

     3. Article EIGHTH requiring correction as previously filed are as follows:

EIGHTH:  Pursuant to  authority  expressly  vested in the Board of  Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors  of the  Corporation  has  allocated  Five
Billion  (5,000,000,000)  shares of the Five Billion  (5,000,000,000)  shares of authorized  capital stock of the Corporation  among the nine (9) Series of stock of the Corporation as follows:

      SERIES                             NUMBER OF SHARES           AGGREGATE
      ------                             ----------------           PAR VALUE
                                                                    ---------

Equity Income Fund                        1,715,000,000         $  17,150,000
Value Fund                                  955,000,000             9,550,000
Real Estate Fund                            185,000,000             1,850,000
Small Cap Value Fund                        540,000,000             5,400,000
Equity Index Fund                           475,000,000             4,750,000
Mid Cap Value Fund                           65,000,000               650,000
Large Company Value Fund                    965,000,000             9,650,000
NT Large Company Value Fund                  50,000,000             5,000,000
NT Mid Cap Value Fund                        50,000,000             5,000,000

     4. The above Article  EIGHTH is hereby amended by deleting the text thereof in their entirety and inserting in lieu therefor the following:

EIGHTH:  Pursuant to  authority  expressly  vested in the Board of  Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of  Directors  of the  Corporation  has  allocated  Five
Billion  (5,000,000,000)  shares of the Five Billion  (5,000,000,000)  shares of authorized  capital stock of the Corporation  among the nine (9) Series of stock of the Corporation as follows:

        SERIES                           NUMBER OF SHARES            AGGREGATE
        ------                           ----------------            PAR VALUE
                                                                     ---------
Equity Income Fund                         1,715,000,000         $  17,150,000
Value Fund                                   955,000,000             9,550,000
Real Estate Fund                             185,000,000             1,850,000
Small Cap Value Fund                         540,000,000             5,400,000
Equity Index Fund                            475,000,000             4,750,000
Mid Cap Value Fund                            65,000,000               650,000
Large Company Value Fund                     965,000,000             9,650,000
NT Large Company Value Fund                   50,000,000               500,000
NT Mid Cap Value Fund                         50,000,000               500,000

     IN WITNESS WHEREOF,  AMERICAN CENTURY CAPITAL  PORTFOLIOS,  INC. has caused this  Certificate of Correction to the Articles  Supplementary  to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 13th day of August, 2007.

                                       AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

ATTEST:

/s/ Otis H. Cowan                      /s/ David H. Reinmiller
-----------------------------------    -----------------------------------
Name:   Otis H. Cowan                  Name:    David H. Reinmiller
Title:  Assistant Secretary            Title:   Vice President

     THE  UNDERSIGNED  Vice President of AMERICAN  CENTURY  CAPITAL  PORTFOLIOS,
INC., who executed on behalf of said  Corporation  the foregoing  Certificate of
Correction  to  the  Articles  Supplementary  to  the  Charter,  of  which  this certificate is made a part, hereby acknowledges, in the name of and on behalf of said  Corporation,  the  foregoing  Certificate  of  Correction  to the Articles
Supplementary  to the Charter to be the corporate act of said  Corporation,  and further  certifies  that, to the best of his knowledge,  information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  August 13, 2007                /s/ David H. Reinmiller
                                       -----------------------------------------
                                       David H. Reinmiller